EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q (the “Report”) of Kingsway Financial Services, Inc. (the “Company”) for the quarter ended June 30, 2011, each of the undersigned Larry G. Swets, Jr., the Chief Executive Officer of the Company, and William A. Hickey, Jr., the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigneds' knowledge and belief:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Kingsway Financial Services Inc.

Date: March 27, 2012
By /s/ Larry G. Swets, Jr.
Larry G. Swets, Jr., President and Chief Executive Officer
(Principal Executive Officer)

Date: March 27, 2012
By /s/ William A. Hickey, Jr.
William A. Hickey, Jr., Chief Financial Officer and Executive Vice President
(Principal Financial Officer)